UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2014

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311

(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
 (Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of a Director

On January 15, 2014, the Board of Directors of the Company elected Sean P. Hegarty, a Class II director, effective on January 16, 2014.  Mr. Hegarty’s term will expire at the Company’s 2016 Annual Meeting of the Stockholders.  The Company’s Board of Directors has determined that Mr. Hegarty is an independent director, as such independent requirements are established by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Mr. Hegarty, age 56, worked for Forbes Family Holdings Inc. and its subsidiary, Forbes Media LLC from 1987 until 2011.  Mr. Hegarty joined Forbes as the director of taxes, became the vice president of finance in 1998 and in 2003 he became the Executive Vice President and Chief Financial Officer until he left the company in 2011.  Currently, Mr. Hegarty is the managing partner of his own financial and tax planning consulting firm, Hegarty & Company.  Mr. Hegarty began his career in 1979 with Ernst & Young LLP.

Mr. Hegarty holds a B.S. degree from Fordham University and is a Certified Public Accountant.

In connection with his appointment, Mr. Hegarty was granted the same compensation as the other non-employee directors.  As such, they are entitled to receive, an annual retainer of $30,000 and an annual restricted stock award of the Company’s Class A Common Stock equal to the value of $20,000 (determined by the closing price of the shares on the date of the Annual Shareholders’ Meeting).   For this year, he will receive the retainer and $18,333 in the Company’s Class A Common Stock, determined by the closing price of the shares on January 16, 2014 (the date of their election and first board meeting attendance).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 2014

1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea William E. Shea Chief Financial Officer, Senior Vice-President Finance and Administration